Exhibit g.2


                           Depository Custody Service
                                  Fee Schedule



Base Fee (annual)                                                         600.00

Holdings (monthly)
   Depository eligible issues                                               3.00
   Non-eligible issues                                                      5.00
Transaction Fees (each event)

   Depository
     Receive/Deliver transactions                                          15.00
     Maturity transactions                                                 15.00
     Non-mandatory reorganization transactions                             15.00
     Paydown transactions                                                   8.00
     Call options (round trip)                                             15.00

   Physical
     Receive/Deliver transactions                                          25.00
     Maturity transactions                                                 25.00
     Non-mandatory reorganization transactions                             25.00

Wire Transfers/Checks                                                      15.00



(effective 1/1/02)